UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2008

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On January 22 and 23, 2008, Simtrol, Inc. (the "Company") completed, in a private placement,. the sale of $1,500,000 of convertible promissory notes and five-year warrants to acquire 500,000 shares of common stock at an exercise price of $0.75 per share. We received total gross proceeds of $1,500,000 and there were no commissions paid or discounts allowed.

The net proceeds of this offering will be used for working capital and general corporate purposes. Important terms of the Convertible Notes include:

•	The Convertible Notes are unsecured, bear interest at the rate of 12% per annum, are payable six months from the issue date (“Maturity Date”) and can be pre-paid at any time without penalty.

•
If Simtrol closes a “Qualifying Next Equity Financing” before the Maturity Date, the then-outstanding balance of principal and accrued interest on the Convertible Notes will automatically convert into shares of the “Next Equity Financing Securities” we issue. If we close a “Non-Qualifying Next Equity Financing” before the Maturity Date, the then-outstanding balance of principal and accrued interest on the Convertible Notes can be converted, at the option and election of the investor, into shares of the “Next Equity Financing Securities” we issue.

•
A “Qualifying Next Equity Financing” means the first bona fide equity financing (or series of related equity financing transactions) occurring subsequent to the date of issue of a Convertible Note in which we sell and issue any of our securities for total consideration totaling not less than $2.0 million in the aggregate (including the principal balance and accrued but unpaid interest to be converted on all our outstanding Convertible Notes) at a price per share for equivalent shares of common stock that is not greater than $0.75 per share. A “Non-Qualifying Next Equity Financing” means that we complete a bona fide equity financing but we fail to raise total consideration of at least $2.0 million, or the price per share for equivalent shares of common stock is greater than $0.75 per share. “Next Equity Financing Securities” means the type and class of equity securities that we sell in a Qualifying Next Equity Financing or a Non-Qualifying Next Equity Financing. If we sell a unit comprising a combination of equity securities, then the Next Equity Financing Securities shall be deemed to constitute that unit.

•
Upon conversion of a Convertible Note, we will issue that number of shares of Next Equity Financing Securities equal the quotient obtained by dividing the then-outstanding balance of principal and accrued interest on the Convertible Notes by the price per share of the Next Equity Financing Securities.

•
Upon any default, Simtrol would be required to pay a 1% default fee on the outstanding balance. The default fee will be added to the outstanding balance and become due under the terms of the Convertible Note.

The Company also issued investors warrants to acquire 500,000 shares of our common stock at an exercise price of $0.75 per Share. The Warrants are exercisable immediately and have a term ending on the earlier to occur of (i) the fifth anniversary of the Warrant issue date or (ii) the closing of a change of control event.

The offer and sale of the securities described herein were exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Rule 506 and Section 4(2) of the Act. In connection with the offer and sale, we did not conduct any general solicitation or advertising and we complied with the requirements of Regulation D, including requirements relating to the restrictions on the transferability of the convertible notes and warrants issued, as well as the securities issued upon conversion or exercise thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: January 24, 2008